UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 9, 2017

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
of incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2017, D. Reed Anderson, Esq. retired from his position as Vice Chairman and Lead Director of the Boards of Directors of Codorus Valley Bancorp, Inc. (the "Corporation") and of its wholly-owned subsidiary, PeoplesBank, a Codorus Valley Company (the "Bank"). Mr. Anderson retired upon reaching the mandatory retirement age as set forth in the Corporation's Bylaws.

In addition, on July 11, 2017, John W. Giambalvo, Esq., a member of the Bank's Board of Directors since January, 2017, was appointed to the Corporation's Board of Directors to fill the unexpired term of retiring Director Anderson. Mr. Giambalvo has not been appointed to any committee of the Corporation's Board of Directors at the present time.

A copy of the press release announcing the retirement of Mr. Anderson and the appointment of Mr. Giambalvo, as well as the appointment of current Director Harry R. Swift, Esq. as Vice Chairman and Lead Director of the Boards of the Corporation and the Bank and the appointment of current Director Jeffrey R. Hines, P.E., as Chairman of both the Compensation and Corporate Governance/Nominating Committees of the Corporation's Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Codorus Valley Bancorp, Inc. dated July 13, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: July 13, 2017	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer
(Principal Executive Officer)

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